UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 8, 2010
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
(703) 918-4480
(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements
The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to the Company’s future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “forecast,” “projections,” “could,” “estimate,” “may,” “potential,” “should,” “would” and similar expressions and may also include references to assumptions. The forward-looking statements are based on the Company’s current expectations and are subject to certain risks, uncertainties and assumptions. The Company’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Item 7.01 Regulation FD Disclosure
Pursuant to Regulation FD, the Company wishes to disclose the following:
The Company’s Consolidated EBITDA compound annual growth rate from fiscal year 2005 to fiscal year 2009 was 10.3%.
The following branches of the Department of Defense (DoD) contributed to the Company’s revenue for the fiscal year 2009: the Navy (50.2%), the Army (12.1%), the Air Force (26.4%) and all other branches of the DoD (3.1%).
No one active task order or single-award contract accounted for more than 9.5% of the Company’s revenue for fiscal year 2009.
Approximately 31% of the Company’s employees have Ph.D.s and masters degrees, and another 36% of the Company’s employees have bachelor degrees. Approximately 80% of the Company’s employees have security clearances, with approximately 27% holding security clearances at the Top Secret or higher level.
The following sets forth the Company’s overall contract pipeline:
          a. Tracking (identified for fiscal year 2011-fiscal year 2012): $14.7 billion
          b. Pursuing (qualified for fiscal year 2010): $6.0 billion
          c. In process (as of fiscal year end 2009): $361 million
          d. Submitted (as of fiscal year end 2009): $1.49 billion
The Company’s corporate family credit ratings at Standard & Poor’s and Moody’s Investors Service were lowered in fiscal year 2009 to B- and Caa3.
The Company expects to enter into a new $25 million revolving credit facility (Revolving Credit Facility) to replace the revolving facility under the Company’s existing Term B Senior Credit Agreement. The terms of the new Revolving Credit Facility have not been finalized and are subject to negotiation and documentation. However, the Company expects that the new Revolving Credit Facility will allow for up to $25 million in outstanding borrowings at any time, include a $15 million letter of credit subfacility, mature approximately four and one half years from the closing date, bear cash interest at either LIBOR plus a specified margin or a base rate plus a specified margin, be available for working capital and general corporate purposes, and include an uncommitted incremental term and revolving credit facility in an amount to be agreed upon between the parties.
Revenue grew at 8.5% in fiscal year 2009, with strong growth outlook, the Company believes, over the next several years.
The Company’s 2010 outlook:
Continued strong revenue growth and financial performance is expected in 2010.
          Fourth quarter of fiscal year 2009 and first quarter of fiscal year 2010 contract wins establish basis for fiscal year 2010 revenue.
          Increased emphasis on more business development personnel.
          New market penetration expected to start paying off for reset, logistics, and intelligence.
Seeking higher margins on the Company’s programs and continued success in managing all indirect rates to result in further increases to gross margin and EBITDA margins.
Days sales outstanding (DSO) improved over fiscal year 2009 and are expected to continue to improve in fiscal year 2010.
The Company’s free cash flow is expected to improve through margin expansion.
The Company submitted approximately $3.5 billion in contract proposals in fiscal year 2009. Alion currently estimates that it will submit approximately $3.5 billion of contract proposals during fiscal year 2010 that will strengthen contract backlog.
The Company has a re-compete win rate of 87% and total win rate of 65% over the past three years.
The Company believes the federal government will continue to rely heavily on technology services providers experienced with existing government systems whose personnel have the required security clearances and can sustain mission-critical operations.
The following table lists the top five contracts from which we derived revenue in fiscal year 2009.

			Percentage of Total
	Contract	End Date	FY2009 Revenue
1.	SeaPort Multiple Award Contracts (MAC)— Naval Sea Systems Command (NAVSEA)	2019	23.0	%*
2.	Secretary of Air Force — Technical and Analytical Support	2015	9.5%
3.	NAVSEA MAC (former JJMA MAC)	2016	7.0	%*
4.	Modeling and Simulation Information Analysis Center (MSIAC) — DMSO	2010	6.8	%*
5.	Weapons System Technology Information Analysis Center (WSTIAC)— DISA	2010	5.5	%*

*	Multiple task orders
Two of the Company’s current top five revenue-generating contracts are scheduled to expire in 2010. First, the Modeling and Simulation Information Analysis Center for the Defense Modeling and Simulation Office contract is scheduled to expire on March 31, 2010, and is up for recompete. Task orders under this contract may continue for up to two years if this contract expires. Second, the Weapons System Technology Information Analysis Center for the Defense Information Systems contract is scheduled to expire on March 30, 2010. A sole source extension for this contract for up to three years is currently in process. Task orders under this contract may continue for up to three years if the contract expires.
As of December 31, 2008, the Company’s total backlog was $5.5 billion, comprised of $365 million of funded backlog, $2.2 billion of unfunded backlog and $2.9 billion of contract ceiling value.
Management expects a one-day reduction in DSO in fiscal year 2010.

*   Quarter end DSOs in fiscal year 2008 calculated on a trailing twelve month basis; quarter end DSOs in fiscal year 2009 calculated on trailing three month basis.
Billed receivables greater than 30 days has been reduced by $30.9 million or 6.6% from the period ending March 31, 2008 to the period ending September 30, 2009. Similarly, unbilled balances were reduced by

$15.5 million or 17% over the same period. Historically, the Company has achieved these reductions through aggressive collections and improvements to invoice quality, as well as increased controls on accruals and at risk revenues, payments, and increased pressure and visibility on problem areas.
In fiscal years 2009, 2008 and 2007, DoD contracts accounted for approximately 92%, 89% and 89% of our total revenue while contracts with other government agencies accounted for approximately 5%, 5% and 4% of our total revenue for the same years.
As of September 30, 2009, the Company had a portfolio of approximately 1,100 individual active contracts and task orders, of these approximately 380 were stand alone contracts, approximately 180 were contract vehicles and approximately 530 were task orders.
The Company derived approximately 80% of its revenue from prime government contracts in fiscal year 2009.
Since entering into the Term B Senior Credit Agreement in 2004, we have miscalculated several components of Consolidated EBITDA over numerous periods of time.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 8, 2010

ALION SCIENCE AND TECHNOLOGY CORPORATION

By: Name:	/s/ Joshua J. Izenberg Joshua J. Izenberg
Title:	Vice President, Associate General Counsel and Assistant Secretary